UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2026

MNTN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42664	26-4741839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
823 Congress Avenue #1827
Austin, TX 78768
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (310) 895-2110
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MNTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On November 4, 2026, MNTN, Inc. (the “Company”) issued a press release announcing financial results for the quarterly period ended September 30, 2026. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2026, the Company’s Board of Directors (“Board”) appointed Tony Weisman, a member of the Board, to serve as the Company’s President and Chief Executive Officer, effective as of November 2, 2026 (the “Effective Date”). Mr. Weisman succeeds Mark Douglas as President and Chief Executive Officer, who, following 30 days of paid leave, will terminate employment with the Company on December 3, 2026. In his executive capacity, Mr. Weisman will serve as the Company’s principal executive officer, effective as of the Effective Date. In addition, as of the Effective Date, Christopher Innes ceased serving as the Company’s Chief Operating Officer and principal operating officer and, following 30 days of paid leave, will terminate employment with the Company on December 1, 2026.
Biographical information for Mr. Weisman, is included under the caption “Nominees for Election to Three-Year Terms Expiring at the 2029 Annual Meeting” of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”), which biography is incorporated by reference herein.
The Company entered into an employment agreement with Mr. Weisman in connection with his commencement of employment. Under the employment agreement, Mr. Weisman is entitled to a base salary of $600,000 and a target bonus opportunity of $700,000. The employment agreement also provides for a sign-on bonus of $500,000 that is subject to repayment in connection with certain terminations of employment within the first year of employment. In addition, the employment agreement provides for Mr. Weisman to be granted an option to purchase 1,000,000 shares of Company Class A common stock and 400,000 restricted stock units, each of which vest over four years based on continued employment. The employment agreement provides that if Mr. Weisman’s employment with the Company is terminated by the Company without cause or if he resigns for good reason, in exchange for a release of claims, he will receive 150% of his annual base salary, a pro-rated bonus based on actual performance, 18 months of continued healthcare coverage at the Company’s expense and up to six months to exercise vested options. In the event such termination occurs within the period commencing 3 months prior to a change in control and ending one year after the change in control, then, in exchange for a release of claims Mr. Weisman is entitled to receive 150% of his annual base salary, 100% of his annual target bonus, 18 months of continued healthcare at the Company’s expense, accelerated vesting of all time-based equity awards and six months to exercise any vested options.
The foregoing description of Mr. Weisman’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Mr. Weisman has also entered into the Company’s standard form of indemnification agreement for directors and officers. As of the Effective Date, Mr. Weisman is no longer eligible to receive compensation under the Company’s Non-Employee Director Compensation Program and forfeited the unvested portion of the restricted stock unit award granted to him as a non-employee director.
Each of Mr. Douglas and Mr. Innes is eligible to receive the payments and benefits to which he is entitled under his respective employment agreement with the Company, as described under the caption “Executive and Director Compensation — Executive Compensation Arrangements” in the Proxy Statement, which description is incorporated herein by reference. In addition, Mr. Innes will have up to 6 months to exercise his vested stock options. In order to receive severance benefits, each of Mr. Douglas and Mr. Innes must timely provide a release of claims against the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
	Exhibit Number	Description
	10.1	Executive Employment Agreement, dated as of November 2, 2026, by and between MNTN, Inc. and Tony Weisman
	99.1	Press release dated November 4, 2026
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MNTN, INC.

Date:	November 4, 2026	By:	/s/ Patrick A. Pohlen
Patrick A. Pohlen
Chief Financial Officer